UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 6, 2018

ReWalk Robotics Ltd.

(Exact name of registrant as specified in its charter)

Israel	001-36612	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Hatnufa St., Floor 6, Yokneam Ilit, Israel		2069203
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: +972.4.959.0123

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01 Other Events.

On June 6, 2018, ReWalk Robotics Ltd. (the “Company”) received written notice (the “Compliance Notice”) from The Nasdaq Stock Market LLC (“Nasdaq”) informing the Company that it has regained compliance with Nasdaq Listing Rule 5550(b) (“Rule 5550(b)”).

As previously disclosed, on May 17, 2018, the Company received a notification letter from Nasdaq indicating that, as of March 31, 2018, the Company failed to comply with the minimum $2.5 million shareholders’ equity requirement for continued listing on The Nasdaq Capital Market pursuant to Rule 5550(b), and did not meet the alternative $35 million market value of listed securities (“MVLS”) and $500,000 net income requirements. The Company had 45 calendar days, or until July 2, 2018, to comply with the MVLS requirement or to submit a plan to regain compliance with any of the alternative shareholders’ equity, MVLS or net income requirements of Rule 5550(b).

As previously disclosed, on May 15, 2018, the Company completed the first tranche of a private placement of ordinary shares in the aggregate of $20 million to Timwell Corporation Limited (“Timwell”), issuing 4 million ordinary shares to Timwell. The Company’s capitalization following this transaction, together with recent trading prices of the Company’s ordinary shares, enabled the Company to regain compliance with Rule 5550(b). With the Compliance Notice, Nasdaq informed the Company that it determined that from May 15, 2018 to June 5, 2018 the Company’s MVLS was $35 million or greater and the Company has, therefore, regained compliance with Rule 5550(b).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ReWalk Robotics Ltd.

By:	/s/ Ori Gon
Name: Title:	Ori Gon Chief Financial Officer

Dated: June 12, 2018

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